PRICING SUPPLEMENT NO. 4 DATED July 9, 1997,                     Rule 424(b)(3)
(To Prospectus and Prospectus Supplement Dated July 12, 1996) File No. 333-4833

                                   $20,000,000

                            KIMCO REALTY CORPORATION

                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES

Interest Rate: 6.96%
Trade Date: July 9, 1997
Issue Price: 100%

Agent's Discount or Commission: $125,000
Net Proceeds to Issuer: $19,875,000
Original Issue Date: July 14, 1997
Stated Maturity Date: July 16, 2007

Interest Payment Dates (if other than April 1 and October 1): N/A
Book Entry: [X]       Certificated: [ ]
Authorized Denomination:  [X]  $1,000 and Integral Multiples Thereof  [ ] Other:
Minimum Denomination: [X] $1,000      [ ]Other:
Specified Currency: [X] United States Dollars          [ ] Other:
Exchange Rate Agent: N/A

Redemption:
         Initial Redemption Date: N/A
         Initial Redemption Percentage: N/A
         Annual Redemption Percentage Reduction, if any: N/A

Repayment:
         Optional Repayment Dates: N/A

Additional/Other Terms: None

Addendum Attached: [ ] Yes         [X] No
Agent:   [ ] Merrill Lynch & Co.

         [X] Chase Securities Inc.
         [X] First Chicago Capital Markets, Inc.
         [ ] J.P. Morgan Securities Inc.
         [X] Morgan Stanley & Co. Incorporated
         [X] Goldman, Sachs & Co.

The "defeasance" and "covenant defeasance" provisions of the Indenture will apply to the Notes.

PRICING SUPPLEMENT NO. 5 DATED July 9, 1997,                      Rule 424(b)(3)
(To Prospectus and Prospectus Supplement Dated July 12, 1996)  File No. 333-4833

                                 $30,000,000

                           KIMCO REALTY CORPORATION

                              MEDIUM-TERM NOTES
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                               FIXED RATE NOTES

Interest Rate: 7.06%
Trade Date: July 9, 1997
Issue Price: 100%

Agent's Discount or Commission: $187,500
Net Proceeds to Issuer: $29,812,500
Original Issue Date: July 14, 1997
Stated Maturity Date: July 14, 2009

Interest Payment Dates (if other than April 1 and October 1): N/A
Book Entry: [X]       Certificated: [ ]
Authorized Denomination: [X] $1,000 and Integral Multiples Thereof  [ ] Other:
Minimum Denomination: [X] $1,000        [ ] Other:
Specified Currency: [X] United States Dollars          [ ] Other:
Exchange Rate Agent: N/A

Redemption:
         Initial Redemption Date: N/A
         Initial Redemption Percentage: N/A
         Annual Redemption Percentage Reduction, if any: N/A

Repayment:
         Optional Repayment Dates: N/A

Additional/Other Terms: None

Addendum Attached:  [ ] Yes         [X] No
Agent: [X] Merrill Lynch & Co.
       [X] Chase Securities Inc.
       [ ] First Chicago Capital Markets, Inc.
       [X] J.P. Morgan Securities Inc.
       [X] Morgan Stanley & Co. Incorporated
       [X] Goldman, Sachs & Co.

The "defeasance" and "covenant defeasance" provisions of the Indenture will apply to the Notes.